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                                                                     Exhibit 3
                               ASSIGNMENT OF PROXY

               The undersigned, Robert M. Gintel ("Assignor"), is the attorney, agent and proxy, with power of substitution, named in the Proxy attached hereto as Exhibit A (the "Proxy") with respect to 620,000 shares of common stock, par value $.001 per share, of Nobel Learning Communities, Inc., a Delaware corporation ("Nobel").

               In return for good and valuable consideration, the receipt and sufficiency of which are acknowledged by Assignor, and intending to be legally bound, Assignor does hereby grant, bargain, sell, assign, transfer and set over unto KU Learning, L.L.C., a Delaware limited liability company ("Assignee"), and its respective successors and assigns, all the rights, interests and privileges which the Assignor has or may have in or under the Proxy, including without limiting the generality of the foregoing, the present and continuing right with full power and authority, in its own name, or in the name of the Assignor, or otherwise, (i) to enforce and receive any and all rights under the Proxy, (ii) to do any and all things which Assignor is or may become entitled to do under the Proxy, and (iii) to vote all shares, make all waivers and agreements, give all notices, consents and releases and other instruments and to do any and all other things whatsoever which Assignor is or may become entitled to do under the Proxy. Without limiting the breadth of the assignment made hereunder, this Assignment pertains to the right of Assignor to act as attorney, agent and proxy with respect to the shares subject to the Proxy at the 1999 Annual Meeting of Stockholders of Nobel and any and all adjournments thereof (including, without limitation, the power to execute and deliver written consents with respect to the Shares).

               This assignment of proxy is coupled with an interest and is irrevocable. The undersigned agrees, upon request, to execute and deliver any additional documents deemed by the Assignee to be reasonably necessary to effect the assignment created hereby.

               IN WITNESS WHEREOF, the undersigned has executed this assignment of proxy as of the 9th day of November, 1999.



                                            /s/ Robert M. Gintel
                                            ------------------------------------
                                            ROBERT M. GINTEL


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                                   EXHIBIT A

Proxy Stockholder Meeting


                                     PROXY

Know All Men By These Presents, That The Undersigned Stockholder In Nobel Learning Communities, Inc. Do Hereby Constitute And Appoint Robert M. Gintel True And Lawful Attorney And Agent, With Power Of Substitution, For And In The Name, Place And Stead Of The Undersigned, To Vote As The Proxy Of The Undersigned Upon All The Stock Held By The Undersigned In The Said Corporation, At The ANNUAL MEETING Of Stockholders Of The Said Corporation To Be Held At The Desmond Great Valley Hotel & Conference Center, One Liberty Boulevard Malvern, Pa 19355.

On Thursday November 18, 1999. And At Any And All Adjournments Thereof, Upon Any And All Matter That May Come Before Said Meeting Or Meetings, As Fully And For The Number Of Votes And With The Same Effect As The Undersigned Might Or Could Do Were The Undersigned Personally Present At Such Meeting Or Meetings, Hereby Revoking Any Proxy Or Proxies Heretofore Given By The Undersigned. Witness Our Hand And Seal This 03rd Day Of November 1999.


CHASE MANHATTAN BANK                         Date: NOV 03 1999

/s/ [Signature Illegible]
------------------------
Authorized Signer


WITNESS:

/s/ HAROLD DONNER
------------------------
Harold Donner

No. Of Shares: 620,000.00
Account # P 51196